UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue
Hayward, California 94544
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 240-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

On March 9, 2015, Impax Laboratories, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of all of the outstanding shares of common stock of Tower Holdings, Inc. (“Tower”) and Lineage Therapeutics Inc. (“Lineage”), pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 8, 2014, by and among the Company, Tower, Lineage, Roundtable Healthcare Partners II, L.P., Roundtable Healthcare Investors II, L.P., and the other parties thereto, including holders of certain options and warrants to acquire the common stock of Tower or Lineage (the “Transaction”). In connection with the Transaction, options and warrants of Tower and Lineage were cancelled. The aggregate consideration for Tower and Lineage was approximately $700 million, subject to post-closing adjustments and which includes the repayment of indebtedness of Tower and Lineage. The Company financed the Transaction from cash on hand and the full amount of borrowings available under its new $435 million senior secured term loan pursuant to a credit agreement dated as of March 9, 2015, by and among the Company, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and collateral agent (the “Credit Agreement”). Pursuant to the Credit Agreement, the Company also entered into a new $50 million senior secured revolving credit facility, which was not drawn for the funding of the Transaction.

As a result of the Transaction, Tower and Lineage became wholly owned subsidiaries of the Company.

The foregoing description of the Stock Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 10, 2014, and is incorporated herein by reference.

Item 2.02        Results of Operations and Financial Condition.

On March 10, 2015, the Company issued a press release announcing the completion of the Transaction and its financial outlook for 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this report furnished pursuant to Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 9.01        Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits.

Exhibit 99.1.     Press Release issued by Impax Laboratories, Inc. on March 10, 2015.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.
Date: March 10, 2015	By:	/s/ Bryan Reasons
Name: Bryan Reasons Title: Senior VP Finance and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Impax Laboratories, Inc. on March 10, 2015.